Exhibit 5.1

[Letterhead of Troutman Pepper Hamilton Sanders LLP]

September 6, 2024

Southern Company Gas
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309

Southern Company Gas Capital Corporation
3535 Colonnade Parkway
Birmingham, Alabama 35243

Re:    Southern Company Gas
          Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Southern Company Gas, a Georgia corporation (the “Guarantor”), and as special counsel to Southern Company Gas Capital Corporation, a Nevada corporation (the “Company”), in connection with the offer and sale by the Company of its Series 2024A 4.95% Senior Notes due September 15, 2034 in the aggregate principal amount of $450,000,000 (the “Notes”) and the related guarantee thereof by the Guarantor (the “Guarantee”). The Notes will be issued pursuant to an indenture dated as of February 20, 2001 (the “Original Indenture”), among the Company, as issuer, the Guarantor, as guarantor, and Computershare Trust Company, N.A. (as ultimate successor to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 9, 2021, by and among the Company, the Guarantor and the Trustee (the “First Supplemental Indenture”; the Original Indenture as amended by the First Supplemental Indenture, the “Indenture”). The offer and sale of the Notes and the Guarantee have been registered pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-264573 and 333-264573-01) filed by the Company and the Guarantor (the “Registration Statement”). The Company and the Guarantor have entered into an Underwriting Agreement dated September 3, 2024, by and among the Company, the Guarantor, and BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc., for themselves and as Representatives of the other Underwriters listed on Schedule I thereto (the “Underwriting Agreement”), relating to the sale of the Notes and the Guarantee. Capitalized terms not defined herein shall have such meanings as are set forth in the Underwriting Agreement.
In our capacity as counsel to the Guarantor and the Company, we have examined the Registration Statement. We also have examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon

September 6, 2024

certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Guarantor and the Company.
During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Guarantor and the Company in connection with the authorization and issuance of the Notes and the Guarantee, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.
To the extent that the obligations of the Guarantor and the Company under the Notes may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; (iv) the Trustee had and has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (v) the global note No. CC-1 representing the Notes (the “Global Note”) will be duly authenticated by the Trustee in the manner provided in the Indenture.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.The Notes have been authorized by all necessary corporate action on the part of the Company and, when the Global Note is executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered and paid for as provided in the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.The Guarantee has been authorized by all necessary corporate action on the part of the Guarantor and, when the Guarantee is executed by the Guarantor and delivered in the manner contemplated by the Underwriting Agreement and the Indenture, and when the Global Note is executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Guarantee will be the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; and (ii) general principles of equity, whether considered in a proceeding at law or in equity.

September 6, 2024

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America, the laws of the State of Georgia and, to the extent set forth herein, the law of the State of New York. We express no opinion with respect to the laws of any other jurisdiction. For purposes of the opinions provided above, we have relied upon (i) the opinion of Woodburn and Wedge, counsel for the Company, with respect to matters governed by the laws of the State of Nevada, a copy of which opinion has been filed as Exhibit 5.2 to the Guarantor’s Current Report on Form 8-K, dated September 3, 2024, which is incorporated by reference in the Registration Statement, and (ii) the opinion of Hunton Andrews Kurth LLP, counsel to the Underwriters, with respect to matters governed by the laws of the State of New York, a copy of which is attached hereto as Annex I.
This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.
This opinion letter is being furnished in connection with the offer and sale of the Notes and the Guarantee pursuant to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We hereby consent to your filing this opinion as an exhibit to the Guarantor’s Current Report on Form 8-K, dated September 3, 2024, which is incorporated by reference in the Registration Statement, and to the reference to our firm contained under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                                 Sincerely,

/s/ Troutman Pepper Hamilton Sanders LLP

September 6, 2024

Annex I

Opinion of Hunton Andrews Kurth LLP

Attached.

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

September 6, 2024
Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308
RE:       Registration Statement on Form S‑3
To the Addressee:
We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-264573 and 333-264573-01) (the “Registration Statement”) relating to $450,000,000 aggregate principal amount of Southern Company Gas Capital Corporation’s (the “Company”) Series 2024A 4.95% Senior Notes due September 15, 2034 (the “Notes”) and the related guarantee thereof (the “Guarantee”) by Southern Company Gas (the “Guarantor”). The Notes will be issued pursuant to an indenture (the “Original Indenture”) dated as of February 20, 2001, by and among the Company, as issuer, the Guarantor, as guarantor, and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 9, 2021, by and among the Company, the Guarantor and the Trustee (the “First Supplemental Indenture”; the Original Indenture as amended by the First Supplemental Indenture, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency,

Troutman Pepper Hamilton Sanders LLP
September 6, 2024

reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Guarantee is a valid, binding and legal obligation of the Guarantor, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving our consent to your attaching this opinion letter to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP